                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                               (Amendment No.   )

Filed by Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement           [_] Confidential, for Use of the
                                            Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         United Park City Mines Company
             -----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

             -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
      0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

  (1) Amount Previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                         UNITED PARK CITY MINES COMPANY

                                 P. O. Box 1450
                             Park City, Utah 84060
                           Telephone: (801) 649-8011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 July 21, 1999

To the Stockholders:

   The annual meeting ("Meeting") of stockholders of UNITED PARK CITY MINES COMPANY ("Company") will be held at the DoubleTree Hotel, 255 South West Temple Street, Salt Lake City, Utah, on Wednesday, July 21, 1999, commencing at 10:00 A.M. (Mountain Time) for the following purposes:

     1. To elect four directors to the Board of Directors;

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on June 22, 1999, as the record date for the determination of stockholders entitled to notice of the Meeting. All stockholders of record of the Company at that time will be entitled to vote at the Meeting. The transfer books will not be closed. A listing of those stockholders entitled to vote will be available for inspection ten days prior to the Meeting at the Company's principal executive offices located approximately 1 miles south of Park City, Utah, on Highway 224.

   Stockholders who do not plan to attend the Meeting are urged to read the enclosed proxy statement and to fill in, date, and sign the enclosed proxy card and return it to the Company in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ Edwin L. Osika, Jr.

                                          Edwin L. Osika, Jr.
                                          Secretary

Park City, Utah
June 22, 1999

   THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE SOLELY FOR THE INFORMATION OF PRESENT STOCKHOLDERS OF THE COMPANY. NO ONE SHOULD BUY OR SELL ANY SECURITY IN RELIANCE ON ANY STATEMENT HEREIN. THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO BUY OR SELL NOR A SOLICITATION OF OFFERS TO BUY OR SELL ANY SECURITY.

                         UNITED PARK CITY MINES COMPANY

                                 P. O. BOX 1450
                             PARK CITY, UTAH 84060
                           TELEPHONE: (801) 649-8011

                                                                   June 22, 1999

                                PROXY STATEMENT

                               PROXY SOLICITATION

   This statement is furnished in connection with the solicitation by the Board of Directors of United Parkf City Mines Company, a Delaware corporation ("Company"), of proxies to be voted at the Company's annual meeting of stockholders ("Meeting") to be held on July 21, 1999 and at any and all adjournments thereof. This proxy statement and form of proxy are being sent to stockholders on approximately June 24, 1999.

   If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting. Each proxy will be voted as instructed and, if no instruction is given, will be voted "FOR" the election of the named directors. The named proxies may vote in their discretion upon such other matters as may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a later dated proxy, or by voting in person at the meeting.

   Votes will be tabulated by EquiServe, First Chicago Trust Division, the Company's transfer agent. Shares represented by abstentions will be counted in determining the number of shares present at the meeting, but are not counted as a vote in favor of a proposal, and therefore have the same effect as a vote withheld. Broker non-votes are counted in determining the number of shares present at the meeting.

                        PERSONS MAKING THE SOLICITATION

   The proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers, and employees of the Company may solicit proxies in person or by mail, telephone, or telegraph, but will receive no extra compensation for doing so.

                         STOCKHOLDERS ENTITLED TO VOTE

   The only shares that may be voted are the 3,249,411 shares of the Company's common stock ("Common Stock") outstanding on May 21, 1999, the record date for determination of stockholders entitled to notice of and to vote at the Meeting. Each share is entitled to one vote.

                               PROPOSAL NUMBER 1
               TO ELECT FOUR DIRECTORS TO THE BOARD OF DIRECTORS

   The four persons named below are currently directors of the Company and have been nominated to stand for election as directors of the Company at the Meeting to serve for the coming year or until such time as their successors shall be elected and qualified. The Company expects that all of the nominees will be able to serve as directors. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management. No family relationships exist among the members of the Board of Directors.

          NAME           AGE                           POSITION
          ----           ---                           --------
Alan L. Gordon..........  64 Director
Joseph S. Lesser........  70 Director
Edwin L. Osika, Jr......  52 Executive Vice President, Secretary, Treasurer, and Director
William H. ("Hank")
 Rothwell...............  51 President, Chief Executive Officer, and Director

   Mr. Gordon has served as a director since October, 1990. Since 1973, Mr. Gordon has been Vice President and Treasurer of Loeb Partners Realty, a real estate company in New York, New York. He also holds an interest in Loeb Investors Co. XL, a real estate investment company in New York, New York. See "Security Ownership of Certain Beneficial Owners and Management."

   Mr. Lesser has been a director of the Company since August, 1985. Since 1979, he has been general partner of Loeb Partners Realty, a real estate investment company in New York, New York. He is also Managing Partner of Loeb Investors Co. XL, a real estate investment company in New York, New York. See "Security Ownership of Certain Beneficial Owners and Management."

   Mr. Osika has served as Secretary and Treasurer of the Company since 1981, as Vice President since 1983, and as Executive Vice President since December, 1988. Mr. Osika has been a director since October, 1986.
   Mr. Rothwell has served as President, Chief Executive Officer, and a director of the Company since September 1, 1991. For the prior eight years, Mr. Rothwell was Executive Vice President of Salt Lake Investment Company, a real estate development company in Salt Lake City, Utah. Mr. Rothwell has also been a consultant in the real estate development industry for approximately sixteen years as President of Rothwell Company, a real estate development and consulting company in Salt Lake City, Utah. Mr. Rothwell was awarded the Certified Commercial Investment Member ("CCIM") designation in 1979 and the Counselor of Real Estate ("CRE") designation in 1984.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth information regarding the compensation for the Company's Chief Executive Officer for the last three fiscal years. No other executive officer received total annual salary and bonus in excess of $100,000 during the three years presented.

                                     ANNUAL             LONG-TERM
                                  COMPENSATION         COMPENSATION
                               ------------------      ------------
   NAME AND PRINCIPAL
        POSITION          YEAR  SALARY    BONUS          OPTIONS
   ------------------     ---- -------- ---------      ------------
Wlilliam H. ("Hank")
 Rothwell, (/1/)          1998 $127,348 $ 60,188 (/2/)
 President, Chief Execu-
 tive Officer...........  1997 $118,466
                          1996 $118,412 $ 54,787 (/2/)

--------
(1) Mr. Rothwell currently has an incentive stock option to purchase 33,333 shares at an exercise price of $6.874 per share. The option was granted in 1994 under the Company's stock option plan and no compensation expense was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the grant.
(2) Mr. Rothwell has been employed by the Company as its President and Chief Executive Officer since September 1, 1991. Under Mr. Rothwell's employment agreement (refer to the Section entitled "Employment Agreement" for a more complete description), Mr. Rothwell has earned incentive compensation which is tied to the profitability of certain projects. The incentive compensation earned by Mr. Rothwell in 1996 totaled $54,787 which has been paid to Mr. Rothwell. The incentive compensation earned by Mr. Rothwell during 1998 totaled $60,188, none of which has yet been paid to Mr. Rothwell.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

In 1994, the Company granted Mr. Rothwell an incentive stock option under the Company's stock option plan. This stock option replaced a prior stock option which the Company had granted Mr. Rothwell. No compensation was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the grant. Mr. Rothwell currently has the option to purchase 33,333 shares at an exercise price of $6.874 per share.

No options or grants of stock appreciation rights ("SAR") were made in the last fiscal year to any of the executive officers of the Company.

FISCAL YEAR END OPTION VALUE

The following table sets forth information regarding the number and value of unexercised options held by the Company's Chief Executive Officer as of December 31, 1998.

                                                       VALUE OF UNEXERCISED IN-
                                                              THE-MONEY
                         NUMBER OF UNEXERCISED OPTIONS         OPTIONS
          NAME               AT DECEMBER 31, 1998        AT DECEMBER 31, 1998
          ----           ----------------------------- ------------------------
William H. ("Hank")
 Rothwell...............   33,333 Shares Exercisable    $854,158 Exercisable (/1/)
                          --0-- Shares Unexercisable     $--0-- Unexercisable

--------
(1) The closing price of the Company's common stock on December 31, 1998 was $25.625 per share, $18.76 per share greater thant the exercise price of $6.874 per share.


LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

   No awards under any long-term incentive plan were made to the named executive officers during the last fiscal year.

COMPENSATION OF DIRECTORS

   The Directors of the Company receive no compensation for their services as Directors.

EMPLOYMENT AGREEMENT

   During the second quarter of 1997, the Company entered into a three-year employment agreement ("Agreement") with William H. ("Hank") Rothwell for Mr. Rothwell's services as President and Chief Executive Officer of the Company. The Agreement provides for an initial annual base salary of $122,400, which is to be increased annually by the lesser of either 6% or a formula based upon the Consumer Price Index, and provides for incentive compensation tied to the profitability of certain projects undertaken by the Company. Under the Agreement, the Company granted Mr. Rothwell an incentive stock option under the Company's stock option plan for 33,333 shares of common stock at an exercise price of $6.874 per share. This stock option replaced a prior stock option which the Company had granted Mr. Rothwell. No compensation was recorded at the time of the grant of the stock option because the exercise price was equal to the value of the stock on the date of the original grant.

   Under this agreement, Mr. Rothwell also receives incentive compensation based on the profitability of certain projects of the Company. No incentive compensation was paid to Mr. Rothwell during the year ended December 31, 1997 under this Agreement or any other agreement. Although Mr. Rothwell has earned incentive compensation totaling $60,188 during 1998, none of the incentive compensation earned during 1998 has been paid to Mr. Rothwell.

REPORT ON REPRICING OF OPTION/SARS

   The Company has adjusted the exercise price of stock options previously awarded to the named executive officers pursuant to a one for twenty reverse stock split conducted by the Company. The original exercise price of the stock options of $0.3437 per share was adjusted to $6.874 per share as a result of the reverse stock split. The Company does not consider this adjustment to have been a repricing of the options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

   The following table sets forth, as of May 5, 1999, the names of those persons known to the Company to beneficially own more than 5% of the outstanding common stock of the Company. The percentages are calculated on the basis of the 3,249,411 shares outstanding plus 33,333 shares under presently exercisable options for a total of 3,282,744 shares.

                                                      Shares
                                                   Beneficially
     Name and address of Beneficial Owner             Owned     Percent of Class
     ------------------------------------          ------------ ----------------
     Loeb Investors Co. XL (1)....................  2,185,935        66.59%
     61 Broadway
     New York, NY 10006
     Farley Group (2).............................    426,271        12.98%
     665 Third Avenue, Suite 2520
     New York, NY 10017
     Stephen Farley (3)...........................    426,271        12.98%
     665 Third Avenue, Suite 2520
     New York, NY 10017

--------
(1) These shares are held by Loeb Investors Co. XL. Mr. Joseph S. Lesser is the Managing Partner of Loeb Investors Co. XL, and as such, he has sole votingand disposition power with respect to such shares.
(2) Farley Group consists of (a) Labrador Partners L.P., beneficial owner of 367,000 shares, and (b) Farley Capital L.P., beneficial owner of 59,271 shares.
(3) These shares are owned by the Farley Group. Mr. Stephen Farley is the Managing Partner of Labrador Partners, L..P. and Farley Capital L.P., and as such, he has sole voting and disposition power with respect to such shares.

Security Ownership of Management

   The following table sets forth, as of March 18, 1999, the number of shares of common stock of the Company beneficially owned by each officer and director and all officers and directors as a group. The percentages are calculated on the basis of the 3,249,411 shares outstanding plus 33,333 shares under presently exercisable options for a total of 3,282,744 shares.

                                                          Shares
                                                       Beneficially  Percent of
     Name of Beneficial Owner                             Owned        Class
     ------------------------                          ------------ ------------
     Alan L. Gordon (1)...............................      2,010   Less than 1%
     Joseph S. Lesser (2).............................  2,185,935         66.59%
     Edwin L. Osika, Jr. (3)..........................        118   Less than 1%
     William H. ("Hank") Rothwell (4).................     33,333          1.01%
     All Directors and Officers (4 persons)(5)........  2,219,386         67.61%

--------
(1) These shares are held by Loeb Investors Co. XL. Mr. Gordon indirectly owns 2,010 shares of the Company through his ownership of an interest in Loeb Investors Co. XL; however, Mr. Joseph S. Lesser, as Managing Partner of Loeb Investors Co. XL, has the sole present voting power with respect to these shares.
(2) These shares are held by Loeb Investors Co. XL. Mr. Joseph S. Lesser indirectly owns 33,301 of these shares through his ownership of an interest in Loeb Investors Co. XL, and he also has a presently exercisable option to acquire an additional 32,500 shares from Loeb Investors Co. XL. Mr. Lesser is the Managing Partner of Loeb Investors Co. XL, a general partnership, and as such, he has sole voting and disposition power with respect to all of the shares owned by Loeb Investors Co. XL.
(3) These shares are owned by Edwin L. Osika, Jr.
(4) Mr. Rothwell beneficially owns 33,333 shares under a presently exercisable option.
(5) The 2,219,386 shares shown as being beneficially owned by all officers and directors as a group includes the following: Joseph S. Lesser, 2,185,935 shares; Edwin L. Osika, Jr., 118 shares; and William H. ("Hank") Rothwell, 33,333 shares.

                         BOARD COMMITTEES AND MEETINGS

   The Board of Directors of the Company has one standing committee, the Audit Committee. The Board of Directors does not have a nominating or compensation committee or committees that perform similar functions. The Audit Committee of the Board of Directors has been composed of Mr. Alan L. Gordon and Mr. Joseph
S. Lesser. Mr. Gordon and Mr. Lesser will be replaced in the near future by newly appointed members of the Board of Directors. The Audit Committee is responsible for monitoring the Company's internal accounting controls, recommending to the Board the selection of independent auditors and reviewing certain activities of the independent auditors and their reports and conclusions. The Audit Committee did not meet during 1998.

   During the year ended December 31, 1998, the Board of Directors held one regular meeting. Each incumbent director attended the meeting of the Board of Directors held in 1998.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   PricewaterhouseCoopers LLP served as the Company's independent public accountants for the year ended December 31, 1998 and has so served for each year since 1977. It is anticipated that the Board of Directors will select PricewaterhouseCoopers LLP to be independent public accountants to the Company for the year ending December 31, 1999.

   It is expected that representatives of PricewaterhouseCoopers LLP will attend the Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

   In accordance with rules of the Securities and Exchange Commission, stockholders of the Company may present proposals to the Company for inclusion in the Company's Proxy Statement prepared in connection with its next regular annual meeting of stockholders. Proposals to be included in the Company's Proxy Statement prepared in connection with its 2000 annual meeting of stockholders must be received by the Company no later than November 30, 1999 in order to be considered for inclusion. The Board of Directors will review any proposal that is received by that date and determine whether it is a proper proposal to present to the annual meeting of stockholders in 2000.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the Meeting, the holders of proxies will vote the shares represented by them in accordance with their best judgment. The Board of Directors may read the minutes of the 1998 Annual Meeting of Stockholders and make reports. However, stockholders will not be requested to approve or disapprove such minutes or reports.

   In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, telegraph, or cable. The Company will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

By Order of the Board of Directors,

/s/ Edwin L. Osika, Jr.

Edwin L. Osika, Jr., Secretary

Park City, Utah
June 22, 1999

                          UNITED PARK CITY MINES COMPANY
        Proxy Solicited on Behalf of the Board of Directors of the Company
                      for the Annual Meeting of Stockholders
                                   July 21, 1999

   The undersigned stockholder of UNITED PARK CITY MINES COMPANY ("Company") hereby appoints William H. Rothwell and Edwin L. Osika, Jr., or either of them, proxies with full power of substitution to act for and on behalf of the undersigned and to vote all stock standing in the name of the undersigned as of the close of business on June 22, 1999, which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held on Wednesday, July 21, 1999, at the DoubleTree Hotel, 225 South West Temple Street, Salt Lake City, Utah, commencing at 10:00 A.M. (Mountain Time), and at any and all adjournments thereof, upon all matters properly coming before the Meeting.

   COMMENTS:              CHANGE OF ADDRESS:
   --------------------   --------------------
   --------------------   --------------------
   --------------------   --------------------
 (If you have written in the above space, please mark the corresponding box on the reverse side of this card)

   You are encouraged to specify your choices by marking the appropriate boxes (see reverse side) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies named above cannot vote your shares unless you sign and return this card.
                                             SEE
                                           REVERSE
                                             SIDE

  P
  R
  O
  X
  Y

[X]  Please mark your
     votes as in this
     example.

   1843


For  [_]  Withheld  [_]

1. Election of
   Directors

Nominees:
Alan L. Gordon
Joseph S. Lesser
Edwin L. Osika, Jr.
William H. ("Hank") Rothwell

In their discretion, the proxies are authorized to vote upon such other busi-ness as may properly come before the Annual Meeting

For, except vote withheld from the following nominee(s):
-------------------------------------------------------------------------------
Change of Address/ Comments on Reverse Side
This proxy when properly executed will be voted in the manner directed herein. In the event that no designation (i.e. "For," "Withheld," "Against," "Abstain") is made, the proxies named on the reverse side hereof intend to vote the shares to which this proxy relates "For" item 1. The proxies will vote in their discretion on any other matters properly coming before the Meeting. The signer hereby revokes all proxies heretofore given by the signer to vote at said Meeting or any adjournment thereof.

SIGNATURE(S) _____________Date __

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or guardian, please give full title as such.